Exhibit No. 16.2

Chavez and Koch, CPA’s
2920 N Green Valley Pkwy, Bldg 8, #821
Henderson, Nevada 89104

Security and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Gentlemen:

We have read Item 4 (a) through 4(b) of Form 8-K, dated January 31, 2005, of Ocean West Holding Corporation and are in agreement with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Chavez and Koch, CPA’s
Henderson, Nevada
January 31, 2005